Exhibit 10.3

SUBSCRIPTION AGREEMENT

This Subscription Agreement (“Agreement”) is made and entered into as of March 31, 2024 (“Effective Date”), by and between MultiSensor AI Holdings, Inc., a Delaware corporation, (the “Company”), and the undersigned purchaser (the “Purchaser”).

RECITALS

WHEREAS, the Company has an obligation to the Purchaser in the amount of $200,000 (the “Obligation”);

WHEREAS, the Company has requested that the Purchaser convert the Obligation into shares of its common stock, par value $0.0001 (the “Common Stock”) on the terms set forth below in order to assist the Company in increasing the stockholder equity of the Company to support the plan of compliance it submitted to The Nasdaq Stock Market;

WHEREAS, the Company and the Purchaser desire to convert such obligation into shares of the Company’s Common Stock at a conversion price of $3.33 per share (the “Conversion Price”);

WHEREAS, the last closing transaction price for a share of the Company’s Common Stock on The Nasdaq Stock Market was $2.26; and

WHEREAS, in order to exempt the transaction from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), pursuant to the application of Rule 16b-3(d) promulgated under the 1934 Act, the Board will obtain the consent of the holders of a majority of its outstanding securities to approve the transaction addressed in this Agreement and either will file an information statement with respect to the same pursuant to Schedule C under the 1934 Act or to present the change to shareholders for approval at its next Annual Meeting of Shareholders; and

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the sufficiency of which is acknowledged by each Purchaser and the Company (each “party” and, collectively, “parties”), the parties hereby agree as follows:

1. SHARES. The Purchaser hereby agrees to forgive the Obligation owed by the Company in exchange for the number of shares of Common Stock set forth below on the Purchaser’s signature page hereto (the “Shares”).

2. CLOSING. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall occur as of March 31, 2024 (the “Closing Date”).

3. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. In order to induce the Purchaser to enter into this Agreement and to deliver such Purchaser’s Principal Amount to the Company, Company represents and warrants to the Purchasers as follows:

(a)                Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(b)                Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement (all such documents together with all amendments, schedules, exhibits, annexes, supplements and related items, to each such document shall hereinafter be collectively referred to as, the “Transaction Documents”). The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by it of the transactions contemplated therein, have been duly and validly authorized by all necessary corporate action. The Transaction Documents, when executed and delivered, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

(c)                The transaction contemplated by this Agreement has been approved by the Audit Committee and the Board of Directors of the Company.

4. REPRESENTATIONS AND WARRANTIES BY PURCHASER. Each Purchaser, severally and not jointly, represents and warrants to Company as follows:

(a)                Purchaser is acquiring its Shares with the intent to hold as an investment and not with a view of distribution.

(b)              Purchaser is an “accredited investor” within the definition contained in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”). Purchaser has adequate net worth and means of providing for its current needs and contingencies and is able to sustain a complete loss of the investment contemplated by this Agreement. Purchaser, itself or through its officers, employees or agents, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment such as an investment in the Shares, and Purchaser, either alone or through its officers, employees or agents, has evaluated the merits and risks of the investment in the Shares.

(c)             Purchaser acknowledges and agrees that it is purchasing the Shares hereunder based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to the Company.

(d)                Purchaser became aware of this offering of the securities to be sold pursuant to this Agreement solely by means of direct contact between Purchaser and the Company or their respective representatives or affiliates. Purchaser did not become aware of this offering of the securities to be sold pursuant to this Agreement, nor were the securities offered to Purchaser, by any other means. Purchaser acknowledges that the Company represents and warrants that the securities to be sold pursuant to this Agreement (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(e)               Purchaser understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the securities to be sold pursuant to this Agreement or made any findings or determination as to the fairness of this investment.

(f)               The Purchaser has reviewed the Company’s filings with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2024.

(g)               Purchaser is not, and is not owned or controlled by or acting on behalf of, a Sanctioned Person. Purchaser is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. Purchaser represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Purchaser also represents that it maintains, to the extent required, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons and to ensure that the funds held by Purchaser and used to purchase securities pursuant to this Agreement are derived from lawful activities. For purposes of this Agreement, “Sanctioned Person” means at any time any person or entity: (a) listed on any Sanctions-related list of designated or blocked or restricted persons; (b) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time; or (c) owned or controlled by or acting on behalf of any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (b) the European Union and enforced by its member states, (c) the United Nations, (d) His Majesty’s Treasury and (e) the Cayman Islands.

(h)               Purchaser understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of securities to be sold pursuant to this Agreement (if any) or made any findings or determination as to the fairness of this investment.

5. BLUE SKY FILINGS. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at the applicable Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

6. RESTRICTIVE LEGEND. Purchaser acknowledges that the offer and sale of the Shares are not registered, and the Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Inducement Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the undersigned, the Company may require the Purchaser to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Inducement Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this letter agreement. The Purchaser agrees to the imprinting of a legend on any of the Inducement Shares in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

7. TRANSFER RESTRICTIONS. Notwithstanding anything to the contrary in this Agreement, until the date that is six (6) months after the date hereof, no Shares may be directly or indirectly transferred, pledged, sold or otherwise disposed of .

8. ENTIRE AGREEMENT. The Transaction Documents contain the entire agreement of the parties and supersedes and replaces all prior discussions, negotiations and representations of the parties. No party shall rely upon any oral representations in entering into this agreement, such oral representations, if any, being expressly denied by the party to whom they are attributed and it being the intention of the parties to limit the terms of this Agreement to those matters contained herein in writing. However, the incorporated Shares shall be deemed controlling at all times with regards to any inconsistent or changed terms or amendments contained therein.

9. BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns. Notwithstanding the foregoing, the parties hereto agree that ICI is an express third party beneficiary of the obligations of the Purchasers under this Agreement. Purchasers may assign their rights hereunder without prior permission from the Company. The Company may not assign its rights or obligations hereunder without the express written consent of the Purchasers, which may be withheld at their discretion.

10. GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of law provisions. Each of the parties to this Agreement irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for the recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. The Company agrees that any action on or proceeding brought against the Purchaser shall only be brought in such courts.

11. WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

12. AMENDMENT. The terms of this Agreement may not be amended, modified, or eliminated without written consent of the Company and Purchaser.

13. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision thereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

14. CONSTRUCTION. Section and paragraph headings are for convenience only and do not affect the meaning or interpretation of this Agreement. No rule of construction or interpretation that disfavors the party drafting this Agreement or any of its provisions will apply to the interpretation of this Agreement. Instead, this Agreement will be interpreted according to the fair meaning of its terms.

15. FURTHER ASSURANCES. Each party hereto agrees to do all things, including execute, acknowledge and/or deliver any documents which may be reasonably necessary, appropriate or desirable to effectuate the transactions contemplated herein pursuant to terms and conditions of this Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto enter into this Agreement which is effective as of the date first written.

Company:

MultiSensor AI Holdings, Inc.

By:	/s/ Peter Baird
Name: Peter Baird
Title: Chief Financial Officer

Purchaser:

David Gow

/s/ David Gow
David Gow

Aggregate Number of Shares Issued: 60,060